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                                                                       EXHIBIT 5

               MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111


701 Pennsylvania Avenue, N.W.                            Telephone: 617/542-6000
Washington, D.C. 20004                                   Fax: 617/542-2241
Telephone: 202/434-7300                                  www.mintz.com
Fax: 202/434-7400

                                                        February 6, 1998

       Ibis Technology Corporation
       32 Cherry Hill Drive
       Danvers, Massachusetts 01923

       Gentlemen:

               We have acted as counsel to Ibis Technology Corporation, a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 3 to Form S-1 Registration Statement on Form S-3 Registration Statement (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, an aggregate of 125,280 shares (the "Shares") of its common stock, $.008 par value per share (the "Common Stock"), which are issuable upon exercise of warrants originally issued to the underwriter of the Company's initial public offering, for resale to the public. The Shares are to be sold by the selling stockholders identified in the Registration Statement (the "Selling Stockholders"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

               In connection with this opinion, we have examined the Company's Restated Articles of Organization and Restated By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

               In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

               Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold by the Selling Stockholders, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock.

               Our opinion is limited to the laws of the Commonwealth of Massachusetts, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.



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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Ibis Technology Corporation
February 6, 1998
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               We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legality of Common Stock" in the prospectus included in the Registration Statement.


                                                 Very truly yours,

                                                 /s/ Mintz, Levin, Cohn, Ferris,
                                                     Glovsky and Popeo, P.C.
                                                 -------------------------------

                                                 Mintz, Levin, Cohn, Ferris,
                                                   Glovsky and Popeo, P.C.